                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Korn/Ferry International
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               (Name of Registrant as Specified In Its Charter)


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

                                             [LOGO OF KORN/FERRY INTERNATIONAL]

                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067

                                                                August 21, 2000

Dear Stockholders:

   We are pleased to invite you to attend the 2000 annual meeting of stockholders of Korn/Ferry International to be held on Tuesday, September 26, 2000 at 10:00 a.m. at the Park Hyatt Los Angeles at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067.

   The agenda for our 2000 annual meeting includes three proposals, each of which is identified and described in the enclosed proxy statement.

   We are delighted that you have chosen to invest in Korn/Ferry International and hope that, whether or not you attend the meeting, you will vote as soon as possible by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Your vote is important, and voting by written proxy will ensure your representation at the 2000 annual meeting. You may revoke your proxy in accordance with the procedures described in the proxy statement at any time prior to the time it is voted. If you attend the meeting, you may vote in person even if you previously mailed your proxy card.

Sincerely,

/s/ Richard M. Ferry                      /s/ Windle B. Priem

Richard M. Ferry                          Windle B. Priem
Chairman of the Board                     Chief Executive Officer
                                           and President

                      [LOGO OF KERN/FERRY INTERNATIONAL]

                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067

                           NOTICE OF ANNUAL MEETING
                       TO BE HELD ON SEPTEMBER 26, 2000

Dear Stockholder:

   On Tuesday, September 26, 2000, Korn/Ferry International will hold its 2000 Annual Meeting of Stockholders at the Park Hyatt Los Angeles at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067. The meeting will begin at 10:00 a.m.

   Only stockholders who owned our common stock at the close of business on the record date of August 2, 2000 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1. Elect three directors to serve for a three-year term;

  2. Approve the amendment of our Performance Award Plan to increase the number of shares which may be issued under the Plan and approve the limits on the maximum number of awards that may be granted to individuals as currently provided for in the Plan;

  3. Ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal 2001; and

  4. Attend to other business properly presented at the meeting.

   OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE THREE PROPOSALS OUTLINED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

   The approximate date of mailing for this proxy statement and proxy cards to all stockholders is August 21, 2000.

   A quorum comprised of the holders of a majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

   You may revoke your proxy at any time prior to the time it is voted by (1) notifying the Corporate Secretary in writing; (2) returning a later-dated proxy card; or (3) attending the meeting and voting in person.

   At the meeting we will also report on our fiscal 2000 business results and other matters of interest to stockholders.

   Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

                                      By Order of the Board of Directors,

                                      /s/ Peter L. Dunn

                                      Peter L. Dunn
                                      Vice Chairman, General Counsel and
                                       Corporate Secretary

August 21, 2000
Los Angeles, California

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING....   1

PROPOSAL NO. 1--ELECTION OF DIRECTORS.....................................   4

PROPOSAL NO. 2--AMENDMENT OF THE PERFORMANCE AWARD PLAN...................   5

PROPOSAL NO. 3--RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
 INDEPENDENT AUDITORS.....................................................   8

THE BOARD OF DIRECTORS....................................................   9
  Nominees for Director--Class 2003.......................................  11
  Statement on Corporate Governance.......................................  12
  Directors' Compensation.................................................  12
  Employment Agreements...................................................  13
  Security Ownership of Certain Beneficial Owners and Management..........  17
  Certain Relationships and Transactions With Related Parties.............  18

EXECUTIVE COMPENSATION....................................................  19
  Report of the Compensation & Personnel Committee........................  19
  Summary Compensation Table..............................................  21
  Aggregated Option Exercises and Year-End Option Values..................  22
  Option Grants in Last Fiscal Year.......................................  22
  Performance Graph.......................................................  23

OTHER MATTERS.............................................................  24
  Section 16(a) Beneficial Ownership Reporting Compliance.................  24
  Annual Report to Stockholders...........................................  24
  Submission of Stockholder Proposals for Consideration and Nominations of
   Persons for Election as Directors at the Annual Meeting................  24
  Stockholder Proposals for Next Year's Annual Meeting....................  25

    QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Q:  WHY AM I RECEIVING THIS PROXY STATEMENT AND THE OTHER ENCLOSED
       MATERIALS?

   A: Our board is providing these materials to you in connection with, and soliciting proxies for use at, our 2000 Annual Meeting of Stockholders, which will take place on September 26, 2000. You are requested to vote on each of the proposals described in this proxy statement.

2. Q:  WHAT INFORMATION IS INCLUDED IN THIS MAILING?

   A: The information included in this proxy statement relates to, among other things, the proposals to be voted on at the annual meeting, the voting process and our compensation of directors and executive officers.

3. Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

   A:  (1) The election of three directors to serve on the board;

       (2) The approval of the amendment of our Performance Award Plan to increase the number of shares which may be issued under the Plan and the approval of the limits on the maximum number of awards that may be granted to individuals as currently provided for in the Plan; and

       (3) The ratification of the appointment of Arthur Andersen LLP as our independent auditors for fiscal 2001.

4. Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON EACH OF THE PROPOSALS?

   A: The board recommends that you vote your shares "FOR" all of its nominees to the board, "FOR" the approval of the amendment of our Performance Award Plan and "FOR" the proposal on independent auditors.

5. Q:  WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

   A: Holders of our common stock as of the record date, which is the close of business on August 2, 2000, are entitled to vote at the annual meeting.

6. Q:  HOW MANY VOTES ARE PROVIDED TO EACH SHARE OF COMMON STOCK?

   A: Each share of our Common Stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, 37,689,982 shares of our common stock were issued and outstanding.

7. Q:  HOW DO I VOTE?

   A: You can vote either by completing, signing and dating each proxy card you received and returning it in the envelope provided or by attending the annual meeting and voting in person. Once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:

       (1) Notifying the Corporate Secretary in writing;

       (2) Returning a later-dated proxy card; OR

       (3) Attending the annual meeting and voting in person.

8. Q:  WHO WILL COUNT THE VOTES?

   A: Representatives of ChaseMellon Shareholder Services L.L.C. will count the votes and act as the inspector of election at the annual meeting.

9. Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

   A: If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

10. Q: WHAT SHARES ARE INCLUDED ON THE ENCLOSED PROXY CARD(S)?

    A: The shares on the enclosed proxy card(s) represent all shares owned by you as of the Record Date (except for any shares that are held in our 401(k) plan, which shares will be voted by the trustees of the 401(k)
       plan). These shares include shares (1) held directly in your name as the "stockholder of record" and (2) held for you as the "beneficial owner" through a stockbroker, bank or other nominee (except, as indicated above, those shares held by the trustees on your behalf pursuant to our 401(k) plan). If you do not return your proxy card(s), your shares will not be voted.

11. Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND AS A "BENEFICIAL OWNER"?

    A: "Stockholder of record": If your shares are registered directly in your name with our transfer agent, ChaseMellon Shareholder Services L.L.C., you are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

       "Beneficial owner": If your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting.

12. Q: WHAT IF A BENEFICIAL OWNER DOES NOT PROVIDE THE STOCKHOLDER OF RECORD WITH VOTING INSTRUCTIONS FOR A PARTICULAR PROPOSAL?

    A: If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute "broker non-votes," as described below, with respect to that proposal.

13. Q: WHAT ARE "BROKER NON-VOTES"?

    A: "Broker non-votes" are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the annual meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

14. Q: HOW ARE VOTES COUNTED?

    A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you sign your proxy card or broker voting instruction card without voting "FOR," "AGAINST" or "ABSTAIN" for any of the proposals, your shares will be voted in accordance with the recommendations of the board. With respect to Proposal Nos. 2 and 3, abstentions will be equivalent to "AGAINST" votes, while broker non-votes will be disregarded and will have no effect on the approval or rejection of the proposals.

15. Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH PROPOSAL?

    A: In order to conduct business at the annual meeting, a "quorum," as described below, must be established. In the election of directors, the board's three nominees will become directors so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the three nominees who receive the highest number of "FOR" votes will become directors. Approval of Proposal No. 2 (relating to the amendment of the Performance Award Plan) and Proposal No. 3 (relating to ratification of the auditors appointed by the board), will require affirmative "FOR" votes from a majority of those shares present (either in person or by proxy) and entitled to vote at the annual meeting.

16. Q: WHAT IS A "QUORUM"?

    A: A "quorum" is a majority of the holders of the outstanding shares entitled to vote. A quorum must be present or represented by proxy at the annual meeting for business to be conducted. Abstentions and broker non-votes will be counted as present for quorum purposes.

17. Q: WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

    A: The board is not aware of any additional matters to be presented for a vote at the annual meeting; however, if any additional matters are properly presented at the annual meeting, your signed proxy card gives authority to Peter L. Dunn and Elizabeth S.C.S. Murray to vote on those matters in their discretion.

18. Q: HOW MUCH DID THIS PROXY SOLICITATION COST?

    A: We hired ChaseMellon Shareholder Services L.L.C. to assist in the distribution of proxy materials and solicitation of votes for approximately $7,000, including out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

19. Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    A: Yes. You may change your vote at any time before the proxy is exercised by:

       (1) notifying the Corporate Secretary of Korn/Ferry in writing;

       (2) returning a later-dated proxy card; or

       (3) attending the annual meeting and voting in person.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   There is a total of three nominees for election as directors, each to serve for a term of three years. The nominees for election at the annual meeting to serve as Class 2003 Directors are Patti S. Hart, Windle B. Priem and Mark C. Thompson. Detailed information regarding each of these three nominees is provided on page 11 of this proxy statement. We do not expect any of the three nominees to become unavailable to stand for election, but, should this happen, the board will designate a substitute for each unavailable nominee. Proxies voting for any unavailable nominee will be cast for that nominee's substitute.

REQUIRED VOTE

   The board's three nominees will become directors so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the three nominees who receive the highest number of "FOR" votes will become directors.

RECOMMENDATION OF THE BOARD

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF ITS THREE NOMINEES FOR DIRECTOR.

            PROPOSAL NO. 2--AMENDMENT OF THE PERFORMANCE AWARD PLAN

   Our Performance Award Plan, or the Plan, was adopted by our board and approved by our shareholders in August 1998. Our board has adopted and recommends that you approve an amendment to the Plan that would increase the maximum number of shares of common stock that may be delivered pursuant to awards granted under the Plan from 7,000,000 to 13,000,000, representing an amount equal to approximately 35% of our outstanding shares of common stock on the date hereof. Our board also recommends that you approve the limits, as described below, on the maximum number of awards that may be granted to individuals as currently set forth in the Plan. The approval of these limits will enable us to continue to be entitled to federal tax deductions with respect to awards of stock options and performance based compensation under the Plan. A summary of the Plan, as amended, is set forth below.

   The purpose of the Plan is to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved company financial performance; to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under the Plan; and to further align their respective interests with those of our stockholders through awards of stock-based incentives. The granting of performance awards pursuant to the Plan has been and will continue to be an important part of the compensation of our employees.

   Awards under the Plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock, performance shares, stock bonuses, or cash bonuses based on performance. Awards may be granted individually or in combination with other awards. Any cash bonuses and other performance awards under the Plan will depend upon the extent to which performance goals set by our board or the Compensation Committee are met during the performance period. Awards under the Plan generally will be nontransferable by the holder of the award (other than by will or the laws of descent and distribution). During the holder's lifetime, rights under the Plan generally will be exercisable only by the holder, subject to such exceptions as may be authorized by the Compensation Committee in accordance with the Plan. No incentive stock option may be granted at a price that is less than the fair market value of the common stock (110% of fair market value of the common stock for certain participants) on the date of grant. Nonqualified stock options and other awards may be granted at prices below the fair market value of the common stock on the date of grant. Restricted stock awards can be issued for nominal or the minimum lawful consideration. Typically, the participant may vote restricted stock, but any dividend on restricted shares will be held in escrow subject to forfeiture until the shares have vested. No more than 350,000 shares will be available for restricted stock awards, subject to exceptions for restricted stock awards based on past service, deferred compensation and performance awards.

   The maximum number of shares subject to those options and SARs that are granted during any one calendar year to any one individual is limited to 700,000 shares while the maximum number of shares subject to all awards (either performance or otherwise) that may be granted to an individual in the aggregate in any one calendar year is 1,050,000. A non-employee director may not receive awards in respect of more than 50,000 shares in the aggregate in any one calendar year. With respect to cash-based performance awards, no more than $2.5 million per year, per performance cycle may be awarded to any one individual. No more than one performance cycle may begin in any one year with respect to cash-based performance awards.

   Section 162(m) Performance-Based Awards. In addition to options and SARs granted under other provisions of the Plan, performance-based awards payable in cash or shares within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which depend on the achievement of pre-established financial performance goals, may be granted under the Plan. The specific performance goals will be set by a qualified committee of our board created for these purposes and the specific targets will be set by the Compensation Committee when their attainment is substantially uncertain. The permitted performance goals under the Plan may include any one or more of the following: revenue growth, net earnings (before or after taxes or before or after interest, taxes, depreciation and amortization), cash flow, return on equity, return on assets or return on net investment, or cost containment or reduction. The applicable performance cycle may not be less than one nor more than ten years, or five years in respect of such awards payable only in cash.

   Administration. The Plan will be administered by our board or the Compensation Committee. The Compensation Committee will have broad authority to:

  . designate recipients of discretionary awards,

  . determine or modify (subject to any required consent) the terms and provisions of awards, including the price, vesting provisions, terms of exercise and expiration dates,

  . approve the form of award agreements,

  . determine specific objectives and performance criteria with respect to performance awards, and

  . construe and interpret the Plan.

   The Compensation Committee will have the discretion to accelerate and extend the exercisability or term and establish the events of termination or reversion of outstanding awards.

   Change in Control. Upon a Change in Control Event, each option and SAR will become immediately exercisable; restricted stock will immediately vest free of restrictions; and the number of shares, cash or other property covered by each performance share award will be issued to the holder, unless the Compensation Committee determines to the contrary. A "Change in Control Event" is defined generally to include

  . certain changes in a majority of the membership of our board over a period of two years or less,

  . the acquisition of more than 30% of our outstanding voting securities by any person other than us, any of our benefit plans or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates, or

  . shareholder approval of a transfer of substantially all of our assets, the dissolution or liquidation of us, or a merger, consolidation or reorganization (other than with an affiliate) whereby stockholders hold or receive less than 70% of the outstanding voting securities of the resulting entity after such event.

   In addition, if any participant's employment is terminated by us for any reason other than for cause either in express anticipation of, or within one year after a Change in Control Event, then all awards held by that participant will vest in full immediately before his or her termination date

   The Compensation Committee may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the Change in Control context of any other reorganization of us.

   Plan Amendment, Termination and Term. Our board has the authority to amend, suspend or discontinue the Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. The Plan may be amended by our board without stockholder approval unless such approval is required by applicable law.

   The Plan will remain in existence as to all outstanding awards until such awards are exercised or terminated. The maximum term of options, SARs and other rights to acquire common stock under the Plan is ten years after the initial date of award, subject to provisions for further deferred payment in certain circumstances. No award can be made after August 4, 2008. Awards may remain exercisable for a period of time determined by the Compensation Committee after termination of employment for certain reasons, after which, to the extent not exercised, such awards terminate.

   Automatic Grants to Non-Employee Directors. Under the Plan, each director who is not an officer or employee and who is or thereafter becomes a director will be automatically granted a nonqualified stock option to purchase 2,000 shares of common stock when the person takes office, at an exercise price equal to the market price of the common stock at the close of trading on that date. In addition, on the day of the annual shareholders meeting in each calendar year beginning in 1999 and continuing for each subsequent year during the term of the Plan, each then-continuing non-employee director will be granted a nonqualified stock option to purchase 2,000 shares of common stock at an exercise price equal to the market price of the common stock at the close of trading on that date. Non-employee directors may also be granted discretionary awards. All automatically granted non-employee director stock options will have a ten-year term and will be immediately exercisable. If a non-employee director's services are terminated for any reason, any automatically granted stock options held by such non-employee director that are exercisable will remain exercisable for twelve months after such termination of service or until the expiration of the option term, whichever occurs first. Automatically-granted options are subject to the same adjustment, change in control, and acceleration provisions that apply to awards generally, except that any changes or board or Compensation Committee actions (1) will be effected through a stockholder approved reorganization agreement or will be consistent with the effect on Options held by other than executive officers and (2) will be consistent in respect of the underlying shares with the effect on stockholders generally. Any outstanding automatic option grant that is not exercised prior to a Change in Control Event in which we are not to survive will terminate, unless such option is assumed or replaced by the surviving corporation.

   Payment for Shares. The exercise price of options and other awards may be paid in cash, promissory note or (subject to certain restrictions) shares of common stock. We may finance the exercise or purchase and (subject to any applicable legal limits) offset shares to cover the exercise or purchase price and withholding taxes.

   Federal Tax Consequences. The current federal income tax consequences of awards authorized under the Plan follow certain basic patterns. Generally, awards under the Plan that are includable in income of the recipient at the time of award or exercise (such as nonqualified stock options, SARs, restricted stock and performance awards) are deductible by us, and awards that are not required to be included in income of the recipient at such times (such as incentive stock options) are not deductible by us.

   Non-Exclusive Plan. The Plan is not exclusive. Our board may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

   Our board believes it would be in the best interests of us and our stockholders to amend the Plan to increase the number of shares available for grant thereunder as described herein and to approve the limits on the maximum number of awards that may be granted to individuals as currently set forth in the Plan. There are several years remaining in the life of the Plan as awards can be made under the Plan until August 4, 2008. Increasing the number of shares we are authorized to issue will help ensure that we will be able to continue to grant awards during the life of the Plan. This will enable us to further fulfill the purpose of the Plan and provide us with greater flexibility in making awards which we continue to believe is an important component of compensation and is necessary to attract and retain outstanding employees. Except as so amended by this Proposal No. 2, the Plan will continue unchanged and in full force and effect.

REQUIRED VOTE

   Approval of the amendment to the Plan and the approval of the limits on the maximum number of awards that may be granted to individuals will require affirmative "FOR" votes from a majority of those shares present, either in person or by proxy, and entitled to vote at the annual meeting.

RECOMMENDATION OF THE BOARD

   OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL NO. 2 RELATING TO THE PLAN.

                PROPOSAL NO. 3--RATIFICATION OF THE APPOINTMENT
                OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

   The audit committee has recommended, and the board has approved, the appointment of Arthur Andersen LLP as our independent auditors for fiscal 2001. Arthur Andersen has served as our independent auditors since 1971, including assisting us with accounting matters relating to the initial public offering of our common stock. They have unrestricted access to the audit committee to discuss audit findings and other financial matters. Representatives of Arthur Andersen will attend the annual meeting to answer appropriate questions and may also make a statement if they so desire.

   Audit services provided by Arthur Andersen during fiscal 2000 included an audit of our consolidated financial statements and consultation on various tax and accounting matters.

REQUIRED VOTE

   Ratification of the auditors appointed by the board will require affirmative "FOR" votes from a majority of those shares present, either in person or by proxy, and entitled to vote at the annual meeting.

RECOMMENDATION OF THE BOARD

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN'S APPOINTMENT AS INDEPENDENT AUDITORS FOR FISCAL 2001.

                            THE BOARD OF DIRECTORS

   The twelve members of our board of directors are grouped into three classes: Class 2001 Directors will serve until the 2001 Annual Meeting of Stockholders, Class 2002 Directors will serve until the 2002 Annual Meeting of Stockholders and the Directors elected to serve as Class 2003 will serve until the 2003 Annual Meeting of Stockholders.

CLASS 2001 DIRECTORS

   The following table sets forth information regarding the Class 2001 Directors, who will serve on the board until the 2001 annual meeting of stockholders:

                                                                       DIRECTOR
       NAME       AGE                 LAST FIVE YEARS                   SINCE
       ----       ---                 ---------------                  --------
 James E. Barlett  56 Mr. Barlett is Chairman, President and Chief       1999
                      Executive Officer of Galileo International.
                      From 1994 to 1997, Mr. Barlett was President
                      and Chief Executive Officer of Galileo
                      International. Mr. Barlett is also a director
                      of TeleTech Holdings, Inc.

 Richard M. Ferry  62 Mr. Ferry is a founder of Korn/Ferry               1969
                      International, has been Chairman of the board
                      since 1991 and is also a member of the Office
                      of the Chief Executive. Mr. Ferry served as
                      Chief Executive Officer from May 1991 to April
                      1997. He also serves on the Board of Directors
                      of Avery Dennison Corp., Dole Food Company,
                      Mrs. Fields' Original Cookies, Inc., and
                      Pacific Life Insurance Company.

 Timothy K. Friar  42 Mr. Friar has been a Vice President since          1998
                      1995. He is currently responsible for managing
                      our New York, Princeton and Philadelphia
                      offices. He also serves on our Professional
                      Development Committee. Mr. Friar joined us in
                      1993 and has eight years of executive search
                      experience.

 Sakie Fukushima   50 Ms. Fukushima has been a Vice President since      1995
                      1993. She is currently responsible for our
                      Consumer/Entertainment Practice in Japan.
                      Ms. Fukushima joined us in 1991 and has nine
                      years of executive search experience.

 Scott E. Kingdom  41 Mr. Kingdom has been a Vice President since        1998
                      1993. He is currently responsible for managing
                      our Austin, Chicago, Dallas, Denver, Houston,
                      and Minneapolis offices and for executing
                      senior level search engagements. Mr. Kingdom
                      joined us in 1988 and has 13 years of
                      executive search experience.

CLASS 2002 DIRECTORS

   The following table sets forth certain information regarding the Class 2002 Directors, who will serve on the board until the 2002 annual meeting of stockholders:

                                                                       DIRECTOR
        NAME        AGE                LAST FIVE YEARS                  SINCE
        ----        ---                ---------------                 --------
 Frank V. Cahouet    68 Mr. Cahouet retired as Chairman, President       1999
                        and Chief Executive Officer of Mellon
                        Financial Corporation in 1998, positions
                        which he had held since 1987. Mr. Cahouet is
                        a director of Avery Dennison Corporation,
                        Allegheny Technologies Inc., Teledyne
                        Technologies Inc., and Saint-Gobain
                        Corporation.

 Peter L. Dunn       55 Mr. Dunn serves as Vice Chair and General        1992
                        Counsel and is also a member of the Office
                        of the Chief Executive. Mr. Dunn also serves
                        as Corporate Secretary. Mr. Dunn joined us
                        in 1980. Mr. Dunn is currently also the
                        acting Chief Executive Officer of
                        Futurestep, a subsidiary of ours.

 Charles D. Miller   72 Mr. Miller retired as Chairman of                1999
                        Avery Dennison Corporation in April 2000.
                        From April 1983 through April 1998,
                        Mr. Miller was Chairman and Chief Executive
                        Officer of Avery Dennison Corporation. Mr.
                        Miller is also Chairman of Nationwide Health
                        Properties, Inc. and a director of The Air
                        Group, Avery Dennison Corporation, Edison
                        International, and Pacific Life Insurance
                        Company.

 Gerhard Schulmeyer  61 Mr. Schulmeyer is President and Chief            1999
                        Executive Officer of Siemens Corporation.
                        From 1994 through 1998, Mr. Schulmeyer was
                        President and Chief Executive Officer of
                        Siemens Nixdorf, Munich/Paderborn.
                        Mr. Schulmeyer is also a director of
                        Alcan Aluminium Ltd., Allied Zurich p.l.c.,
                        FirePond, Inc., and Ingram Micro Inc.

NOMINEES FOR CLASS 2003 DIRECTORS

   The following table sets forth certain information regarding the Class 2003 Directors, who, if elected at the 2000 annual meeting, will serve the board until the 2003 annual meeting of stockholders:

                                                                      DIRECTOR
       NAME       AGE                LAST FIVE YEARS                    SINCE
       ----       ---                ---------------                  ---------
 Patti S. Hart     44 Ms. Hart is President and Chief Executive       (Director
                      Officer of Telocity, Inc. From 1994 through     Nominee)
                      1999, Ms. Hart was President and Chief
                      Operating Officer of Sprint's Long Distance
                      Division. Ms. Hart is also a director of
                      Telocity, Inc., Brigade Solutions, Mariner
                      Networks and Plantronics.

 Windle B. Priem   62 Mr. Priem has been Chief Executive Officer        1993
                      and President since December 1998 and is a
                      member of the Office of the Chief Executive.
                      From May 1997 to December 1998, he served as
                      Vice Chairman and Chief Operating Officer.
                      From May 1995 to May 1997, he was the
                      President of the North America region. Mr.
                      Priem joined us in 1976 and has 24 years of
                      executive search experience.

 Mark C. Thompson  42 Mr. Thompson is Chairman of Integration         (Director
                      Technology, Inc. From 1988 to 2000, he was an   Nominee)
                      officer of The Charles Schwab Corporation,
                      where he was most recently Executive Producer
                      and Senior Vice President. Mr. Thompson is
                      also a director of Integration Associates,
                      Inc., Best Buy Co., Inc., Eloquent, Inc.,
                      Esurance, Inc., Interwoven, Inc.,
                      Investorplus.com, and Rioport, Inc.

STATEMENT ON CORPORATE GOVERNANCE

   The board held nine meetings during fiscal 2000, and all of the directors attended at least 75% of the board meetings and committee meetings of which they were members.

   Although the full board considers all major decisions, the Bylaws permit the board to have the following standing committees to more fully address certain areas of importance: an audit committee, a compensation and personnel committee, and a nominating committee. The members of the current standing committees are:

                                                     COMPENSATION AND
              NAME                     AUDIT             PERSONNEL          NOMINATING
  James E. Barlett                       X                                       X(Chair)
  Frank V. Cahouet                       X(Chair)            X
  Charles D. Miller                      X                   X(Chair)
  Gerhard Schulmeyer                                         X                   X


   Audit Committee. The audit committee makes recommendations concerning the engagement of independent auditors, reviews the plans and results of the audit engagement with the independent auditors, approves professional services provided by the independent auditors, reviews the independence of the auditors, considers the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and ensures the integrity of financial information supplied to stockholders. The audit committee is also available to receive reports, suggestions, questions and recommendations from the independent auditors, the Chief Financial Officer and the General Counsel. It also confers with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest. The audit committee is composed entirely of outside directors. The audit committee met twice in fiscal 2000.

   Compensation and Personnel Committee. The compensation and personnel committee determines the compensation of our executive officers and administers the Performance Award Plan. In addition, the compensation and personnel committee reviews and makes recommendations to the board with respect to our overall compensation program for managing directors, vice presidents and other employees, including salaries, employee benefit plans, stock option grants, and payment of bonuses. The compensation and personnel committee is composed entirely of outside directors. The compensation and personnel committee met three times during fiscal 2000.

   Nominating Committee. The nominating committee recommends criteria to the board for the selection of nominees to the board, evaluates all proposed nominees, recommends nominees to the board to fill vacancies on the board, and, prior to each annual meeting of stockholders, recommends to the board a slate of nominees for election to the board by the stockholders at the annual meeting. The nominating committee also seeks possible nominees for the board and otherwise serves to aid in attracting qualified nominees to be elected to the board. The nominating committee is composed of two outside directors, with four inside directors as ex-officio members. The nominating committee met once in fiscal 2000.

DIRECTORS' COMPENSATION

   Directors who are also employees or officers do not receive any additional compensation for their service on the board. Non-employee directors receive a $25,000 annual retainer in cash, $4,000 for each committee chair and up to $1,000 in cash for each regular or special meeting attended. In addition, all directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

   Directors who are not officers or employees are eligible to receive annual stock option grants under our Performance Award Plan. Under the Performance Award Plan, a non-employee director is automatically granted a nonqualified stock option to purchase 2,000 shares of common stock when the person takes office, at an exercise price equal to the market price of the Common Stock at the close of trading on that date. In addition, on the day of the annual stockholders meeting in each calendar year, beginning with the Annual Meeting and continuing for each subsequent year during the term of the Performance Award Plan, each continuing non-employee director will be granted a nonqualified stock option to purchase 2,000 shares of common stock at an exercise price equal to the market price of the common stock at the close of trading on that date. Non-employee directors may also be granted discretionary awards. All automatically granted non-employee director stock options will have a ten-year term and will be immediately exercisable. If a non-employee director's services are terminated for any reason, any automatically granted stock options held by the non-employee director that are exercisable will remain exercisable for twelve months after such termination of service or until the expiration of the option term, whichever occurs first. Automatically-granted options are subject to the same adjustment, change in control, and acceleration provisions that apply to awards generally, except that any changes or board or committee actions (1) will be effected through a stockholder approved reorganization agreement or will be consistent with the effect on options held by other than executive officers and (2) will be consistent in respect of the underlying shares with the effect on stockholders generally. Any outstanding automatic option grant that is not exercised prior to a change in control event in which Korn/Ferry is not to survive will terminate, unless the option is assumed or replaced by the surviving corporation.

EMPLOYMENT AGREEMENTS

   Windle B. Priem, Chief Executive Officer and President. In June 1999, we entered into an employment agreement with Windle B. Priem as Chief Executive Officer and President, effective May 1, 1999. The term of the agreement is for three years, with one renewal term for a two-year period. The agreement provides for a minimum base salary of $600,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Priem's employment terminates due to death or disability, then we will pay Mr. Priem, or his legal representatives, all accrued compensation as of the date of termination and all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Priem's employment is terminated by us for cause, terminated by Mr. Priem prior to its expiration or Mr. Priem fails to renew the agreement after its initial term, then we will pay Mr. Priem all accrued compensation as of the date of termination.

   Prior to a change in control, if Mr. Priem's employment is terminated by us without cause, terminated by Mr. Priem for good reason or we fail to renew the agreement, then we will pay Mr. Priem all accrued compensation as of the date of termination, a lump sum equal to 200% of the then base salary and target bonus and all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable for their originally scheduled expiration dates. Following a change in control, if Mr. Priem's employment is terminated by us without cause or by Mr. Priem for good reason, then we will pay Mr. Priem all accrued compensation as of the date of termination, a lump sum equal to 200% of then base salary and maximum bonus in effect immediately prior to the date of termination or the then base salary and maximum bonus applicable to Mr. Priem just prior to the change in control event, whichever is higher, all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable for their originally scheduled expiration dates.

   In connection with the execution of the employment agreement in June 1999, the board of directors also granted Mr. Priem an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $13.6875 per share. The option will expire on September 2, 2004, unless earlier terminated as provided below. The option agreement provided for vesting upon the earlier to occur of:

     (1) the stock price of the Company remaining at or above $18 per share for 10 consecutive trading days during the period between the grant date and the second anniversary of the grant date;

     (2) the stock price remaining at or above $20 per share for 10 consecutive trading days during the period between the second anniversary of the grant date and the third anniversary of the grant date;

     (3) the expiration of the initial term of Mr. Priem's employment agreement and the Company elects not to renew for an additional term;

     (4) death or disability of Mr. Priem;

     (5) termination of Mr. Priem's employment by us without cause or by Mr. Priem for good reason; or

     (6) expiration of the additional two-year renewal period of the employment agreement. The option did vest on October 6, 1999 under alternative (1) set forth above.

   The option has been exercisable since October 6, 1999 and at any time prior to the expiration; provided that the option will terminate, and not be exercisable, prior to the expiration date under the following circumstances: upon death, disability or retirement, the option will expire 12 months following the date of termination unless the option has expired earlier and upon termination of Mr. Priem's employment for any reason (other than for death, disability or retirement), the option will expire 3 months following the date of termination.

   Peter L. Dunn, Vice Chair and General Counsel. In June 1999, we entered into an employment agreement with Peter L. Dunn as Vice Chair and General Counsel, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Dunn reaches age 65; provided, however, that either we or Mr. Dunn may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $465,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Dunn's employment terminates due to death or disability, then we will pay Mr. Dunn, or his legal representatives, all accrued compensation as of the date of termination and all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Dunn's employment is terminated by the Company for cause, terminated by Mr. Dunn prior to its expiration without good reason or Mr. Dunn fails to renew the agreement after its initial term, then we will pay Mr. Dunn all accrued compensation as of the date of termination.

   Prior to a change in control, if Mr. Dunn's employment is terminated by us without cause, terminated by Mr. Dunn for good reason or we fail to renew the agreement, then we will pay Mr. Dunn all accrued compensation as of the date of termination, a lump sum equal to 200% of the then base salary and target bonus; provided however that if Mr. Dunn's employment is terminated because the Company elects not to renew the agreement, then Mr. Dunn shall be entitled only to a lump sum equal to one times the then base salary and target bonus and all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. Prior to a change in control, if Mr. Dunn's employment is terminated by us for performance reasons, then we will pay Mr. Dunn all accrued compensation as of the date of termination, a lump sum equal to one and one-half times the then base salary and target bonus and all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest.

   Following a change in control and if within 12 months after the date on which the change in control occurs Mr. Dunn's employment is terminated by us without cause, by us because we elect not to renew the agreement, by us for a performance reason, or by Mr. Dunn for good reason, then we will pay Mr. Dunn all accrued compensation as of the date of termination, a lump sum equal to (1) 200% of the then base salary or 200% of the annual base salary in effect just prior to the change in control, whichever amount is higher, plus (2) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Elizabeth S.C.S. Murray, Chief Financial Officer and Executive Vice President. In June 1999, we entered into an employment agreement with Elizabeth S.C.S. Murray as Chief Financial Officer and Executive Vice President, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Ms. Murray reaches age 65; provided, however, that either we or Ms. Murray may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $350,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Ms. Murray's employment terminates due to death or disability, then we will pay Ms. Murray, or her legal representatives, all accrued compensation as of the date of termination and all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. If Ms. Murray's employment is terminated by us for cause, terminated by Ms. Murray prior to its expiration without good reason or Ms. Murray fails to renew the agreement after its initial term, then we will pay Ms. Murray all accrued compensation as of the date of termination.

   Prior to a change in control of the Company, if Ms. Murray's employment is terminated by us without cause, terminated by Ms. Murray for good reason or we fail to renew the agreement, then we will pay Ms. Murray all accrued compensation as of the date of termination, a lump sum equal to 200% of the then base salary and target bonus; provided however that if Ms. Murray's employment is terminated because the Company elects not to renew the agreement, then Ms. Murray shall be entitled only to a lump sum equal to one times the then base salary and target bonus and all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. Prior to a change in control of the Company, if Ms. Murray's employment is terminated by us for performance reasons, then we will pay Ms. Murray all accrued compensation as of the date of termination, a lump sum equal to the then base salary and target bonus and all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Following a change in control and if within 12 months after the date on which the change in control occurs Ms. Murray's employment is terminated by the Company without cause, by us because we elect not to renew the agreement, by us for a performance reason, or by Ms. Murray for good reason, then we will pay Ms. Murray all accrued compensation as of the date of termination, a lump sum equal to (1) 200% of then base salary or 200% of the annual base salary in effect just prior to the Change in Control, whichever amount is higher, and
(2) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Gary C. Hourihan, Executive Vice President, Organizational Development. In March 2000, we entered into an employment agreement with Gary C. Hourihan as Executive Vice President, Organizational Development, effective March 6, 2000. The initial term of the agreement is through April 30, 2002 and the term will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Hourihan reaches age 65; provided, however, that either we or Mr. Hourihan may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $340,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Hourihan's employment terminates due to death or disability, then we will pay Mr. Hourihan, or his legal representatives, all accrued compensation as of the date of termination and all of Mr. Hourihan's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. If Mr. Hourihan's employment is terminated by us for cause, terminated by Mr. Hourihan prior to its expiration without good reason or Mr. Hourihan fails to renew the agreement after its initial term, then we will pay Mr. Hourihan all accrued compensation as of the date of termination.

   Prior to a change in control, if Mr. Hourihan's employment is terminated by us without cause, terminated by Mr. Hourihan for good reason or we fail to renew the agreement, then we will pay Mr. Hourihan all accrued compensation as of the date of termination, a lump sum equal to 150% of the then base salary and target bonus; provided however that if Mr. Hourihan's employment is terminated because we elect not to renew the agreement, then Mr. Hourihan shall be entitled only to a lump sum equal to one times the then base salary and target bonus and all of Mr. Hourihan's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. Prior to a change in control, if Mr. Hourihan's employment is terminated by us for performance reasons, then we will pay Mr. Hourihan all accrued compensation as of the date of termination, a lump sum equal to the then base salary and target bonus and all of Mr. Hourihan's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Following a change in control and if within 12 months after the date on which the change in control occurs Mr. Hourihan's employment is terminated by us without cause, by us because we elect not to renew the agreement, by us for a performance reason, or by Mr. Hourihan for good reason, then we will pay Mr. Hourihan all accrued compensation as of the date of termination, a lump sum equal to (1) 200% of then base salary or 200% of the annual base salary in effect just prior to the change in control, whichever amount is higher, and
(2) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and all of Mr. Hourihan's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Michael D. Bekins, Chief Operating Officer. We entered into an employment agreement with Michael D. Bekins as Chief Operating Officer of the Company, effective May 1, 2000. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Bekins reaches age 65; provided, however, that either we or Mr. Bekins may terminate this agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $450,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

   If Mr. Bekins' employment terminates due to death or disability, then we will pay Mr. Bekins, or his legal representatives, all accrued compensation as of the date of termination and all of Mr. Bekins' outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. If Mr. Bekins' employment is terminated by us for cause, terminated by Mr. Bekins prior to its expiration without good reason or Mr. Bekins fails to renew the agreement after its initial term, then we will pay Mr. Bekins all accrued compensation as of the date of termination.

   Prior to a change in control, if Mr. Bekins' employment is terminated by us without cause, terminated by Mr. Bekins for good reason or we fail to renew the agreement, then we will pay Mr. Bekins all accrued compensation as of the date of termination, a lump sum equal to 200% of the then base salary and target bonus; provided however that if Mr. Bekins' employment is terminated because the Company elects not to renew the agreement, then Mr. Bekins shall be entitled only to a lump sum equal to one times the then base salary and target bonus and all of Mr. Bekins' outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. Prior to a change in control, if Mr. Bekins' employment is terminated by us for performance reasons, then we will pay Mr. Bekins all accrued compensation as of the date of termination, a lump sum equal to the then base salary and target bonus and all of Mr. Bekins' outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

   Following a change in control and if within 12 months after the date on which the change in control occurs Mr. Bekins' employment is terminated by us without cause, by us because we elect not to renew the agreement, by us for a performance reason, or by Mr. Bekins for good reason, then we will pay Mr. Bekins all accrued compensation as of the date of termination, a lump sum equal to (1) 200% of then base salary or 200% of the annual base salary in effect just prior to the change in control, whichever amount is higher, and
(2) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and all of Mr. Bekins' outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of August 2, 2000 the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table (the "NAMED EXECUTIVE OFFICERS"), and the holdings of all executive officers and directors as a group. There are no persons known to us to be beneficial owners of more than 5% of our common stock.

          NAME OF              AMOUNT BENEFICIALLY OWNED AND
      BENEFICIAL OWNER      NATURE OF BENEFICIAL OWNERSHIP (12) PERCENT OF CLASS
  Richard M. Ferry                       1,031,456(1)                2.72%
  Windle B. Priem                          736,084(2)                1.94%
  Peter L. Dunn                            343,543(3)                0.91%
  James E. Barlett                           2,000(4)                0.01%
  Frank V. Cahouet                          19,200(4)                0.05%
  Timothy K. Friar                         128,458(5)                0.34%
  Sakie Fukushima                          115,076(6)                0.30%
  Patti S. Hart                                  0                   0.00%
  Scott E. Kingdom                         107,924(7)                0.28%
  Charles D. Miller                         32,000(8)                0.08%
  Gerhard Schulmeyer                         2,000(4)                0.01%
  Mark C. Thompson                               0                   0.00%
  Elizabeth S.C.S. Murray                  109,124                   0.29%
  Gary C. Hourihan                          56,113(9)                0.15%
  Michael D. Bekins                        213,778(10)               0.56%
  All directors and
   executive officers as a
   group (15 persons)                    2,840,643(11)               7.65%

NOTES TO STOCK OWNERSHIP TABLE:

 (1) Holding includes 658,184 shares of common stock held by the trustees of the Korn/Ferry Employee Tax Deferred Savings Plan (401(k) Plan) for the benefit of the listed individual.

 (2) Holding includes 215,015 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership of 109,717 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (3) Holding includes 19,985 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership of 6,834 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (4) Holding includes right to acquire beneficial ownership of 2,000 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (5) Holding includes right to acquire beneficial ownership of 16,334 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (6) Holding includes right to acquire beneficial ownership of 15,084 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (7) Holding includes right to acquire beneficial ownership of 15,000 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (8) Holding includes 30,000 shares of common stock held by the Miller Family Trust dated September 8, 1988 and right to acquire beneficial ownership of 2,000 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

 (9) Holding includes right to acquire beneficial ownership of 4,501 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(10) Holding includes 3,763 shares of common stock held by the trustees of the 401(k) Plan for the benefit of the listed individual and right to acquire beneficial ownership of 10,167 shares of common stock within 60 days through the exercise of option granted under the Performance Award Plan.

(11) Total holding as a group includes 896,947 shares of common stock held by the trustees of the 401(k), 30,000 shares of common stock held by the Miller Family Trust dated September 8, 1988, and right to acquire beneficial ownership of a total of 185,637 shares of common stock within 60 days through the exercise of options granted under the Performance Award Plan.

(12) Other than with respect to the shares held under the 401(k) plan and the options under the Performance Award Plan, each person has sole voting and dispositive power with respect to the shares shown unless otherwise indicated.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

   In November 1999, our Chairman, Richard Ferry, exercised his option to purchase from us five insurance policies we were carrying to insure his life. The total purchase price paid to us by Mr. Ferry to purchase the policies was $1,415,436. This purchase price equaled the total cumulative premiums we had previously paid. The option was granted to Mr. Ferry pursuant to a Stock Purchase Agreement, as amended, dated June 2, 1995, by and among Mr. Ferry, us and various third parties. Under the original terms of the Stock Purchase Agreement, we agreed to purchase all the shares of our stock then owned by Mr. Ferry in the event of his death. The purchase of the stock would have been funded by the proceeds we received from the life insurance policies. Our recent public offering obviated the need for the stock repurchase and an amendment, dated April 25, 1999, to the Stock Purchase Agreement was entered into to eliminate our obligation to purchase Mr. Ferry's stock and removed certain conditions under which the option could be exercised.

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION & PERSONNEL COMMITTEE

COMMITTEE COMPOSITION AND ROLE

   The Compensation Committee is comprised entirely of directors who have never served as our officers. The Committee (a) approves and oversees our compensation programs, including incentive and stock option programs, provided to members of our senior management group, including all named executive officers, and (b) approves or recommends to our board, as required, specific compensation actions, including salary adjustments, annual cash bonuses, stock option grants, and employment contracts for our Chief Executive Officer and other members of our senior officer group. The Committee met three times during fiscal 2000.

EXECUTIVE COMPENSATION PHILOSOPHY

   In establishing and assessing the compensation programs and compensation policies for the executive officers and other senior executives, the Committee is guided by the following principles:

  . The total compensation of our executive officers and other key employees must be competitive with those of other major executive recruiting firms, recognizing our size and complexity relative to our peers;

  . Individual cash bonuses and stock option awards should be closely tied to the performance of the company as a whole, as well as the performance of the senior management team both as a group and as individual contributors; and

  . The interests of senior management and our stockholders should be closely aligned through direct management ownership of our common stock, and by providing a meaningful portion of each key employee's total compensation in the form of stock options.

   Because a number of our peer organizations are privately-held, precise information regarding the senior executive compensation practices among our competitor group is difficult to obtain. In addition, even when such data are available, meaningful differences in size, complexity, and organizational structure among our competitor group make direct comparisons of compensation practices problematic. In assessing the competitiveness of our senior executive compensation, the Committee relies on information obtained from the proxies of publicly-traded competitors, information derived from data obtained from executives and senior search consultants we recruited from competitor organizations, and the Committee's general knowledge of the market for senior management positions. From time to time, the Committee also retains compensation consultants to assess the competitiveness of our officer compensation and to make suggestions regarding compensation program design.

SENIOR EXECUTIVE COMPENSATION

   The compensation provided to our senior officers, including the named executive officers, consists of an annual base salary, an annual cash bonus, and stock options granted at the market price of our common stock as of the date of grant.

(1) BASE SALARIES

   Base salaries for our executive officers, including the Chief Executive Officer, and selected other key employees, are established annually by the Committee based on the Committee's understanding of competitive practices among our major competitors, internal equity considerations, and individual performance. Effective July 1, 2000, the salaries of our executive officers were increased as follows: Windle Priem, Chief Executive Officer, from $600,000 to $640,000 (6.7%), Peter Dunn, from $465,000 to $495,000 (6.5%),
Elizabeth Murray, from $350,000 to $370,000 (5.7%), and Gary Hourihan, from $340,000 to $360,000 (5.9%). The annual base salary of Richard Ferry, Chairman, was reduced effective May 1, 2000 to $400,000, while the base salary of Michael Bekins, Chief Operating Officer, was set at $450,000 upon his assumption of the role on May 1, 2000.

(2) CASH BONUSES

   The maximum aggregate annual cash bonuses paid to our executive officers is limited by a formula that ties aggregate bonuses to a percentage of our net income. The actual annual cash bonus of each executive officer, including the Chief Executive Officer, is determined by the Committee based on its assessment of the performance of the executive officers both as a group (team performance) and as individuals during fiscal 2000. Subject to the maximum aggregate cash bonuses dictated by the above mentioned formula, the maximum cash bonus available to each executive officer is two times base salary.

   For fiscal 2000, the Committee determined that cash bonuses for our executive officers, including the Chief Executive Officer, should be team-oriented to recognize the contributions of the executive officers as a group in guiding the company during its first year of public trading. In determining the level of cash bonuses for our executive officers, the Committee took into consideration our record financial performance and strong stock price performance, the numerous acquisitions closed during the year, and the successful transition of our reward programs and culture to better reflect its publicly-traded status. Based on these considerations, the Committee awarded each executive officer, including the Chief Executive Officer, a cash bonus equal to 1.8 times base salary. This decision resulted in the following cash bonuses awarded to our executive officers for fiscal 2000: Windle Priem, $1,080,000; Richard Ferry, $837,000; Peter Dunn, $837,000; Elizabeth Murray, $630,000; Gary Hourihan, $612,000.

(3) STOCK OPTIONS

   As part of their total compensation package, each of our executive officers, including the Chief Executive Officer, is eligible to receive an annual grant of stock options (performance options) with a Black-Scholes value equal to a percentage of their cash bonus award. The specific percentage awarded each executive officer is based on the Committee's assessment of Company, team, and individual performance during fiscal 2000. In recognition of our record financial performance, successful acquisition program, and progress in other areas, including the successful cultural transition to a publicly-traded firm, the Committee granted each executive officer the maximum number of options for fiscal 2000 performance. This decision resulted in the following option awards: Windle Priem, 57,325 shares; Peter Dunn, 44,425 shares; Elizabeth Murray, 33,450 shares; Gary Hourihan, 32,475 shares. Richard Ferry, as in the past, declined the grant of options to preserve the shares for other employees.

EMPLOYMENT CONTRACTS

   Each of our executive officers, except Richard Ferry, is covered by an employment agreement that provides for a minimum level of salary, cash bonus potential, and option and benefit eligibility. The agreements also provide for a defined severance benefit of up to two times base salary plus the average of the most recent two-year cash bonus in the event of a termination of employment without "cause" or for "good reason" as such terms are defined in the agreements. The agreements also provide for the continuation of health and welfare benefits upon a termination without cause or for good reason. It is the Committee's belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

INTERNAL REVENUE CODE SECTION 162(m)

   As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the company. The deductibility of some types of compensation for executive officers depends upon the timing of an executive's vesting or exercise of previously granted rights or on whether such plans qualify as "performance-based" plans under the provisions of the tax laws. It is the Committee's policy, to the extent that such policy does not conflict with prudent management practices, to satisfy the requirements necessary to allow the compensation of its executive officers to be deductible under Section 162(m) of the Internal Revenue Code, as amended.

                                          Charles D. Miller (Chair)

                                          Frank V. Cahouet

                                          Gerhard Schulmeyer

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                        ANNUAL COMPENSATION              AWARDS
                                   ----------------------------------  SECURITIES
                                                         OTHER ANNUAL  UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL     FISCAL SALARY        BONUS   COMPENSATION   OPTIONS      COMPENSATION
          POSITION           YEAR    ($)          ($)        ($)          (#)            ($)
  Richard M. Ferry,          2000  465,000       837,000       0              0(13)   26,403(1)
   Chair of the Board        1999  551,502       538,000       0              0(13)   13,433(2)
                             1998  550,000     1,375,000       0              0       11,876(3)
  Windle B. Priem,           2000  600,000     1,080,000       0        157,325       20,809(1)
   Chief Executive           1999  489,130       606,000       0        103,250       13,433(2)
   Officer and President     1998  410,000     1,150,000       0              0       11,876(3)
  Peter L. Dunn,             2000  465,000       837,000       0         44,425       17,739(4)
   Vice Chair, General       1999  455,232       538,000       0         80,500       13,433(2)
   Counsel and Corporate     1998  375,000       937,500       0              0       11,876(3)
   Secretary
  Elizabeth S.C.S. Murray,   2000  350,000       630,000       0         33,450        9,747(1)
   Chief Financial           1999  293,748       347,000       0         65,250          905(1)
   Officer,                  1998   78,450(5)    125,000       0              0      125,076(6)
   Treasurer and Executive
   Vice President
  Gary C. Hourihan           2000  333,333(12)   612,000       0         32,475      129,273(8)
   Executive Vice            1999   82,725(7)     95,000       0         43,500      125,000(9)
   President--               1998      --            --      --             --
   Organizational
   Development
  Michael D. Bekins          2000  300,000       556,475       0         23,325       11,227(1)
   Chief Operating Officer   1999  260,000       215,000       0         30,500       23,132(10)
                             1998  200,000       350,000       0              0       12,542(11)

NOTES TO SUMMARY COMPENSATION TABLE:

 (1) Represents insurance premiums paid by the Company.

 (2) Represents contributions of $12,528 to the executive's 401(k) plan and $905 paid by the Company for insurance premiums.

 (3) Represents contributions of $10,961 to the executive's 401(k) plan and $915 paid by the Company for insurance premiums.

 (4) Represents tuition contribution of $2,000 and $15,739 paid by the Company for insurance premiums.

 (5) Represents compensation paid to Ms. Murray from January 12, 1998, when she joined the Company, through the end of fiscal 1998. Ms. Murray's base salary for fiscal 1998 was paid at an annual rate of $250,000.

 (6) Represents $125,000 paid to Ms. Murray as a signing bonus and $76 paid by the Company for insurance premiums.

 (7) Represents compensation paid to Mr. Hourihan from January 28, 1999, when he joined the Company, through the end of fiscal 1999. Mr. Hourihan's base salary for fiscal 1999 was paid at an annual rate of $300,000.

 (8) Represents $125,000 paid to Mr. Hourihan as the balance of a signing bonus and $4,273 paid by the Company for insurance premiums.

 (9) Represents $125,000 paid to Mr. Hourihan as the first installment of a signing bonus.

(10) Represents contributions of $11,304 to Mr. Bekins' 401(k) plan and $11,828 tax equalization amount paid to Mr. Bekins for relocation to Asia.

(11) Represents contributions to the executive's 401(k) plan

(12) Represents Mr. Hourihan's base salary from May 1, 1999 to June 30, 1999 at an annual rate of $300,000 and from July 1, 1999 to April 30, 2000 at an annual rate of $340,000.

(13) Mr. Ferry declined the grants of options to preserve the shares for other employees.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

   The following table shows information for the named executive officers, concerning:

     (1) exercises of stock options during fiscal 2000; and

     (2) the amount and values of unexercised stock options as of April 30, 2000.

                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                             SHARES                UNDERLYING OPTIONS         THE-MONEY OPTIONS
                           ACQUIRED ON  VALUE         AT FY-END(#)             AT FY-END($)(1)
                            EXERCISE   REALIZED ---------------------------------------------------
           NAME              (#)(2)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  Richard M. Ferry                0           0         0           0              0           0
  Windle B. Priem            24,700    $455,836   109,717      68,833     $1,399,780    $869,131
  Peter L. Dunn              20,000    $307,500     6,834      53,666     $   89,269    $678,512
  Elizabeth S.C.S. Murray    17,334    $266,510     4,417      43,499     $   57,697    $548,706
  Gary C. Hourihan           10,000    $150,000     4,501      28,999     $   56,919    $363,800
  Michael D. Bekins               0    $      0    10,167      20,333     $  129,056    $258,100

NOTES TO OPTION EXERCISE TABLE:

(1) This amount represents solely the difference between the closing price on April 30, 2000 of $26.50 per share of our common stock and the respective exercise prices of those unexercised options that had an exercise price below such market price (i.e., "in-the-money" options). No assumptions or representations regarding the "value" of such options are made or intended.

(2) This amount represents the number of securities with respect to which the options were exercised with no shares acquired.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                          REALIZABLE
                                                                           VALUE AT
                                                                        ASSUMED ANNUAL
                                                                        RATES OF STOCK  ALTERNATIVE
                                                                             PRICE      TO (f) AND
                                                                         APPRECIATION   (g): GRANT
                           INDIVIDUAL GRANTS                            FOR OPTION TERM DATE VALUE
-----------------------------------------------------------------------------------------------------
                                        PERCENT OF
                            NUMBER OF     TOTAL
                           SECURITIES  OPTIONS/SARS EXERCISE
                           UNDERLYING   GRANTED TO  OF BASE
                           OPTION/SARS EMPLOYEES IN  PRICE                              GRANT DATE
                           GRANTED(#)  FISCAL YEAR   ($/SH)  EXPIRATION 5% ($)  10% ($)   PRESENT
          NAME(A)              (b)         (c)        (d)     DATE (e)    (f)     (g)   VALUE $ (h)
  Richard M. Ferry                 0
  Windle B. Priem            100,000       9.06%    13.6875   09/02/04  284,158 626,766
  Peter L. Dunn                    0
  Elizabeth S.C.S. Murray          0
  Gary C. Hourihan                 0
  Michael D. Bekins                0

PERFORMANCE GRAPH

   The Securities and Exchange Commission requires us to present a chart comparing the cumulative total stockholder return on its shares with the cumulative total stockholder return on (1) a broad equity market index and (2) a published industry index or a company-established peer group. The following graph compares the monthly percentage change in our cumulative total stockholder return with the cumulative total return of the companies in the Standard & Poor's 500 Stock Index and a peer group constructed by us. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 11, 1999, the date public trading of our common stock began in connection with our initial public offering, and the reinvestment of any dividends paid by any company in the Peer Group on the date the dividends were declared.

   The peer group is comprised of publicly-traded companies which are engaged principally or in significant part in professional staffing and consulting. The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. The members of the peer group are Careerbuilder, Inc. (CBDR), Heidrick & Struggles International, Inc.
(HSII), Headhunter.net (HHNT), Hotjobs.com (HOTJ), Topjobs.net, Plc (TJOB), and TMP Worldwide, Inc./LAI Worldwide, Inc. (TMPW/LAIX).

   The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          *COMPARABLE
(Fiscal Year Covered)        KFI            500 INDEX     INDEX
---------------------        ------         ---------    -----------
Measurement Pt- 11-Feb-99    $100           $100         $100
30-Apr-99                    $ 85.2         $106.5       $129.0
30-Jul-99                    $108.8         $ 97.4       $106.0
29-Oct-99                    $158.9         $108.7       $134.4
31-Jan-00                    $247.9         $111.2       $269.0
28-Apr-00                    $195.0         $115.8       $260.6
31-Jul-00                    $ 52.2         $114.1       $319.9

* COMPARABLE INDEX = CAREERBUILDER, INC. (CBDR), HEIDRICK & STRUGGLES INTERNATIONAL, INC. (HSII), HEADHUNTER.NET (HHNT), HOTJOBS.COM (HOTJ), TOPJOBS.NET, PLC (TJOB), & TMP WORLDWIDE, INC./LAI WORLDWIDE, INC. (TMPW/LAIX)

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   We believe that all SEC filings of our officers, directors and ten percent stockholders complied with the requirements of Section 16 of the Exchange Act during fiscal 2000, based on a review of forms filed.

ANNUAL REPORT TO STOCKHOLDERS

   Enclosed with this proxy statement is our Annual Report for fiscal 2000, which includes the Company's Annual Report on Form 10-K (excluding the exhibits thereto). The Annual Report is enclosed for the convenience of stockholders and should not be viewed as part of these proxy solicitation materials. If any person who was a beneficial owner of our common stock on August 2, 2000 for the annual meeting desires additional information, a complete copy of our Annual Report on Form 10-K, including the exhibits thereto, will be furnished upon written request. The request should identify the requesting person as a stockholder as of August 2, 2000 and should be directed to Peter L. Dunn, Esq., Vice Chair, General Counsel and Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067. Our Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC's web site at http://www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR CONSIDERATION AND NOMINATIONS OF PERSONS FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

   In order for business to be brought before the annual meeting by a stockholder, the stockholder must give notice of such business in writing to Peter L. Dunn, Esq., Vice Chair, General Counsel and Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067 by the tenth day after such stockholder first received notice of the date of the annual meeting.

   With respect to stockholder proposals, such notice must set forth as to each matter the stockholder proposes to bring before the meeting:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

  . the name and address, as they appear on the corporation's books, of the stockholder proposing such business,

  . the number of shares of the corporation beneficially owned by the stockholder,

  . any material interest of the stockholder in such business, and

  . any other information that is required to be provided by the stockholder, in his or her capacity as a proponent of a stockholder proposal, pursuant to Regulation 14A under the Exchange Act.

   A stockholder's notice of nomination of a person for election as director must set forth:

  . the name and address of the stockholder who intends to make the nomination and the address of the person or persons to be nominated,

  . a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

  . a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder,

  . such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the board of directors, and

  . the consent of each nominee to serve as a director of the corporation if so elected.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

   Notice of any stockholder proposal or nomination of a person for election as director that is intended by a stockholder to be included in our proxy statement relating to our 2001 Annual Meeting of Stockholders must be received by Peter L. Dunn, Esq., Vice Chair, General Counsel and Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067 by April 23, 2001.

   Each notice of any stockholder proposal must comply with the Securities Exchange Act of 1934, the rules and regulations thereunder, and our Bylaws as in effect at the time of such notice.

                                          By Order of the Board of Directors,

                                          /s/ Peter L. Dunn
                                          Peter L. Dunn
                                          Vice Chair, General Counsel and
                                           Corporate Secretary

August 21, 2000

                             YOUR VOTE IS IMPORTANT

                          PLEASE SIGN, DATE AND RETURN
                                YOUR PROXY CARD
                            IN THE ENVELOPE PROVIDED
                              AS SOON AS POSSIBLE

                      [LOGO OF KORN/FERRY INTERNATIONAL]

                                     PROXY

     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, dated August 21, 2000, and the related Proxy Statement and hereby appoints Peter L. Dunn and Elizabeth S.C.S. Murray and each of them the attorney(s), agent(s) and proxy of the undersigned, with full power of substitution to vote all stock of Korn/Ferry International which the undersigned is entitled to vote, for the following matter in the manner designated below and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                    SHAREHOLDERS VOTE "FOR" THE PROPOSALS.


------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS |
BOX ON REVERSE SIDE                                  |    (Continued and to be
                                                     |     signed on other side)
                                                     |
                                                     |
                                                     |

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Please mark
                                                                                                               your votes as  -----
                                                                                                                indicated in |  X  |
                                                                                                                this example  -----

                                                                                                FOR all nominees  WITHHOLD AUTHORITY
                                                                                                 listed at left     to vote for
                                                                                               (except as marked    all nominees
1. To elect Patti S. Hart, Windle B. Priem and Mark C. Thompson as Directors for Class 2003.    to the contrary)   listed at left

                                                                                                     -----              -----
(To withhold authority to vote for any individual nominee, strike through his/her name listed       |     |            |     |
above and initial such strike through.)                                                              -----              -----
                                                                                                      FOR    AGAINST   ABSTAIN
2. To amend the Korn/Ferry International Performance Award Plan to increase the number of shares     -----    -----     -----
   which may be issued thereunder and to approve the limits on the maximum number of awards that    |     |  |     |   |     |
   may be granted to individuals as currently set forth in the Plan.                                 -----    -----     -----
                                                                                                     -----    -----     -----
3. To ratify the retention of Arthur Andersen LLP as our independent auditors for Fiscal 2001.      |     |  |     |   |     |
                                                                                                     -----    -----     -----
                                                                                            MARK HERE FOR COMMENT/ADDRESS     -----
                                                                                            CHANGE AND NOTE ON REVERSE SIDE  |     |
                                                                                                                              -----
                                                                                            IMPORTANT PLEASE SIGN, DATE AND RETURN
                                                                                            THIS PROXY PROMPTLY IN THE ENCLOSED
                                                                               ---------    ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                                                                        |   MAILED IN THE UNITED STATES.
                                                                                        |


Signature ____________________________________________________________________             Date  ________________________________
NOTE: [Please sign EXACTLY as name appears on this card. Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give FULL title. This proxy shall be valid and may be voted regardless of the form of signature, however.)
------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -